Exhibit 99.3
FOR IMMEDIATE RELEASE
Castwell Precast Corporation Undergoes Change of Control and Changes
Name, Trading Symbol, Principal Business, Officers and Directors
HOUSTON, TEXAS - March 30, 2012 - Summer Energy Holdings, Inc., (OTC-BB: CPXED), formerly known as Castwell Precast Corporation (the "Company"), today announced that it has completed a transaction with Summer Energy, LLC, pursuant to which the Company has acquired all of the outstanding units of membership interest in Summer Energy, LLC in exchange for the issuance to the holders of such units of membership interest of 9,697,624 shares of its $0.001 par value common stock. Following the closing, the former members of Summer Energy, LLC held 92.3% of the Company's outstanding common stock, and Summer Energy, LLC became a wholly owned subsidiary of the Company.
Summer Energy, LLC, is a development stage company that will operate as a wholly-owned subsidiary of the Company. Summer Energy, LLC has been licensed by the Public Utility Commission of Texas as a retail electric provider. Prior to the change of control transaction, the Company was engaged in the business of manufacturing, selling and installing precast concrete window wells. As a result of the change of control transaction, the Company will cease the manufacture, sale and installation of precast concrete window wells, and it will hereafter be engaged, through Summer Energy, LLC, in the procurement of wholesale electric power and the resale of such power to commercial and residential customers.
Concurrently with the closing of the transaction, the Company changed its name to Summer Energy Holdings, Inc., in order better reflect its new business focus. The Company's request for a trading symbol change has been approved by FINRA but a new trading symbol has not yet been assigned.
Effective as of the closing, Amie Coleman, Jason T. Haislip and Duane J. Smith have resigned as officers and directors of the company. The size of the board of directors of the company has increased from three directors to seven, and the following individuals have been elected to serve as directors: Rod Danielson, Jaleea George, Mace Meeks, Stuart Gaylor, Andrew Priest, James Stapleton and Michael Vanderhoof.
Rod Danielson has been appointed President and Chief Executive Officer of the company and Jaleea George has been appointed Secretary, Treasurer and Chief Financial Officer.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.
The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.
About Summer Energy Holdings, Inc. (formerly known as Castwell Precast Corporation)
Summer Energy Holdings, Inc., operating through its wholly-owned subsidiary, is a retail electric provider (REP) in the State of Texas, pursuant to a license issued by the Public Utility Commission of the Texas. The Company procures wholesale electric power, and resells that electric power to commercial and residential customers within certain target areas within the State of Texas. The Company offers competitive electricity rates, flexible payment and pricing choices, simple offers with understandable terms, and quality customer service. For more information, visit www.mysummerenergy.com, or contact Investor Relations at (713) 375-2790.

This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. Factors that might affect actual outcomes include, but are not limited to, the ability of the company to raise sufficient working capital to carry out its business plans, regulatory constraints that may be imposed upon the company, the continued availability of wholesale electric power, general economic conditions, and increased competition. For a more detailed discussion of these and associated risks, see the company's most recent documents filed with the U.S. Securities and Exchange Commission.
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